Exhibit 4.1

FOR POSITION ONLY

NUMBER T

TARGACEPT™

SHARES

$.001 PAR VALUE
NON-ASSESSABLE

TARGACEPT, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 87611R 30 6

THIS CERTIFIES that

is the registered holder of SHARES OF

TARGACEPT, INC.

CERTIFICATE OF STOCK

Common Stock transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHIEF FINANCIAL OFFICER
AND SECRETARY

TARGACEPT, INC. CORPORATE SEAL 1997 DELAWARE

CHIEF EXECUTIVE OFFICER
AND PRESIDENT

Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, N.Y.)
Transfer Agent
and Registrar

By

Authorized Signature

© SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY 1993

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720
711 ARMSTRONG LANE	PROOF OF JANUARY 18, 2005
COLUMBIA, TENNESSEE 38401	TARGACEPT, INC.
(931) 388-3003	TSB 18440 FC
SALES: J. NAPOLITANO 212-269-0339X14	Operator: Ron
/ ETHER 13 / LIVE JOBS /T /TARGACEPT 18440 FC	New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:

            OK AS IS             OK WITH CHANGES             MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo is FOR POSITION ONLY; LOW RESOLUTION: NOT SUITABLE FOR PRINTING. Intaglio prints in SC-3 Dark Green.

COLOR: This proof was printed from a digital file or art work on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT –	__________Custodian__________
TEN ENT	– as tenants by the entireties		(Cust)	(Minor)
JT TEN	– as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act of (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	SIGNATURE MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A BANK, BROKER OR ANY OTHER ELIGIBLE GUARANTOR INSTITUTION THAT IS AUTHORIZED TO DO SO UNDER THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (STAMP) UNDER RULES PROMULGATED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720
711 ARMSTRONG LANE	PROOF OF JANUARY 18, 2005
COLUMBIA, TENNESSEE 38401	TARGACEPT, INC.
(931) 388-3003	TSB 18440 BK
SALES: J. NAPOLITANO 212-269-0339X14	Operator: Ron
/ ETHER 13 / LIVE JOBS / T /TARGACEPT 18440 BK	New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:          OK AS IS          OK WITH CHANGES             MAKE CHANGES AND SEND ANOTHER PROOF